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                                                                 Exhibit 10


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of April 1, 1999, between BENNETT BROWN (the "Executive") CNB, Inc. a Florida corporation (the "Company"), recites and provides as follows:

         WHEREAS, the Board of Directors of the Company (the "Board") expects that the Executive will make substantial contributions to the growth and prospects of the Company; and

         WHEREAS, the Board desires that the Company retain the services of the Executive, and the Executive desires to accept employment with the Company, all on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Company and the Executive agree as follows:

         1. EMPLOYMENT PERIOD. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to accept employment by the Company, in accordance with the terms and provisions of this Agreement, for the period commencing on the date of this Agreement (the "Effective Date") and ending on the third anniversary of such date (the "Employment Period"). Subject to the provisions of Section 3 hereof, the Employment Period shall be A CONSTANT ROLLING PERIOD of three (3) years, commencing on the Effective Date, with the result that, for each day after the Effective Date the Executive's term of employment shall be extended for an additional day so that at all times the remaining period of the Executive's term of employment shall be three (3) years; provided that the Employment Period shall end at the first day of the month following the Executive's seventieth (70th) birthday.

         2.       TERMS OF EMPLOYMENT.

                  (a)      POSITION AND DUTIES.

                           (i)      During the Employment  Period,  (A) the
Executive shall serve as Executive Vice President of the Company and President and Chief Operating Officer of its wholly owned subsidiary, CNB National Bank (the "Bank"), and shall have duties with respect to the Company and the Bank and such other powers and duties as may, from time to time, be prescribed by the Company and the Bank, provided that such duties are generally consistent with the duties described above and (B) the Executive's services shall be performed primarily in Jacksonville, Florida, or any office which is less than 35 miles from such location. The parties agree that service by the Employee may be required in Lake City, Florida, until the Company opens its new headquarters in Jacksonville. The Executive agrees to serve on the Board of Directors of the Bank.

                           (ii)     During the Employment  Period,  and
excluding any periods of vacation and leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and,

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to the extent necessary to discharge the duties assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic, charitable, banking industry association or professional association boards of committees (provided the Executive obtains prior approval by the Chief Executive Officer of the Company), (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

                  (b)      COMPENSATION.

                           (i)      BASE SALARY.  During the  Employment
Period, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid in equal installments on a semi-monthly basis, at the annual rate of not less than One Hundred Eighty Thousand Dollars ($180,000) per year. During the Employment Period, the Annual Base salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary generally awarded in the ordinary course of business to other executives of the Company and its affiliated companies. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

                            (ii)    ANNUAL  BONUS.  Executive  shall be
entitled to receive a bonus in an amount targeted at fifty percent (50%) of Annual Base Salary, contingent upon the attainment of performance goals established jointly by the Company, the Executive and the Company's Chief Executive Officer.

                           (iii)    STOCK-BASED COMPENSATION. As an  inducement
to the Executive to enter into this Agreement, the Company will grant the following stock-based awards:

                                    (A)     (1)      An Option to purchase
40,000 shares of Company common stock ("Stock") at an exercise price per share equal to the closing price of the Stock on the Nasdaq National Market System on the date hereof (the "Strike Price"), to become exercisable according to the following schedule:

 # OF SHARES OF STOCK                        DATE EXERCISABLE

         20,000                              1st Anniversary of this Agreement

         10,000                              2nd Anniversary

         10,000                              3rd Anniversary
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                                            (2)      An Option to  purchase
15,000 shares of Stock at the Strike Price to become exercisable ratably upon achievement of performance-based goals to be agreed upon between the Company and the Executive covering a three (3) year period.

                                    The Company may, at any time in its
discretion, grant additional Options. All Options awarded hereunder shall be subject to the terms and conditions of the Performance-Based Incentive Plan of CNB, Inc. (the "Plan"). Options shall constitute Incentive Stock Options under the Plan to the extent permissible under relevant regulations and shall thereafter be Non-Qualified Stock Options.

                  (B) A grant of 5,000 shares of Restricted Stock. One-half (50%) of the restricted Stock will vest and become nonforfeitable upon the first anniversary of this Agreement and the remainder of the Restricted Stock will vest and become nonforfeitable on the second anniversary of this Agreement.

                  The Company may, in its discretion, award additional Restricted Stock. The rights and obligations of the Executive with respect to such restricted Stock shall be determined under the Plan.

                  (v) SAVINGS AND RETIREMENT PLANS. During the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than those provided generally from time to time after the Effective Date to other executives of the Company and its affiliated companies.

                  (vi) WELFARE BENEFIT PLANS. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than those provided generally at from time to time after the Effective Date to other executives of the Company and its affiliated companies.

                  (vii) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies as in effect generally from time to time after the Effective Date with respect to other executives of the Company and its affiliated companies. The Executive also will receive reimbursement for at least one club membership

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                  (viii) FRINGE BENEFITS. During the Employment Period, the
Executive shall be entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies as in effect generally from time to time after the Effective Date with respect to other peer executives of the Company and its affiliated companies including club membership.

                  (ix) OFFICE AND SUPPORT STAFF. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided generally from time to time after the Effective Date with respect to other executives of the Company and its affiliated companies.

                  (x) VACATION. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect generally from time to time after the Effective Date with respect to other executives of the Company and its affiliated companies, which vacation time shall not be less than four (4) weeks per year.

         3.       TERMINATION OF EMPLOYMENT.

                  (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 11(b) of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

                  (b) CAUSE. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean (i) a material breach by the Executive of the Executive's obligations under Section 2(a) (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Executive's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a thirty (30) day period of time after receipt of written notice from the Company specifying such breach or (ii) the conviction of the Executive of a felony involving moral turpitude or the guilty or nolo contendere plea of the Executive to such a felony. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the

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Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

                  (c) GOOD REASON. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive:

                  (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                  (ii) any material failure by the Company to comply with any of the provisions of Section 2(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                  (iii) the Company's requiring the Executive to be based at any office or location more than 35 miles from that provided in Section 2(a) hereof;

                  (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

                  (v) any failure by the Company to comply with and satisfy
Section 10(c) of this Agreement.

                  (d) CHANGE IN CONTROL. If the Company terminates Executive's employment without cause or such employment is terminated for Good Reason, within two years after a Change in Control, Executive will be entitled to the payments and continued benefits described in Section 4(a). For purposes of this paragraph (d), a "Change of Control" means the sale (other than an initial public offering of Stock) such that any person (as such term is used in Rule 13d-5 of the Exchange Act) or group (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) other than (i) a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or subsidiary, or (ii) any current holder of five percent (5%) or more of the Company's Stock, becomes the owner (beneficially or otherwise) of 15 percent or more of the Stock or other securities representing 15 percent or more of the combined voting power of outstanding voting securities. A Change of Control also includes the replacement of more than fifty percent (50%) of the incumbent members of the Board of Directors of the Company provided, however, where the election or nomination of such replacement directors was approved by a majority of the incumbent members (other than in connection with an "election contest" (as such term is used in Rule 14a-11 under the Exchange Act), tender offer (as such

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term is used in Section 14(d) of the Exchange Act) or proposed merger) such replacement director will be treated as an incumbent director.

         A Change in Control also includes the approval by ten shareholders of the Company of a merger, reorganization, recapitalization or similar event as a result of which the persons holding Stock immediately before the merger hold less than sixty percent (60%) of the combined voting power of voting securities immediately after such event, or the approval of a plan of liquidation of the Company or the sale of all or substantially all of the assets of the Company.

         For purposes of this Section 3(d), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

         Upon a Change in Control, all Options and Restricted Stock previously granted to Employee shall immediately become vested and non-forfeitable.

                  (e) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b). For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  (f) DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

         4. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

                  (a) GOOD REASON; OTHER THAN FOR CAUSE, DEATH OR DISABILITY. The Company may terminate the Executive's employment during the Employment Period for other than Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, Death or Disability or the Executive shall terminate employment for Good
Reason:

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                  (i) The Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid; (2) to the extent not theretofore paid, the product of (A) the greater of
(x) the Annual Bonus paid or payable, including by reason of any deferral, to the Executive (and annualized for any fiscal year consisting of less than twelve full months or for which the Executive has been employed for less than twelve full months) for the most recently completed fiscal year during the Employment Period, if any, and (y) the average annualized (for any fiscal year consisting of less than twelve full months or with respect to which the Executive has been employed for less than twelve full months) bonus paid or payable, including by reason of any deferral, to the Executive by the Company and its affiliated companies in respect of the three fiscal years immediately preceding the fiscal year in which the Date of Termination occurs (such greater amount shall be hereinafter referred to as the "Highest Annual Bonus" or, if termination occurs prior to the payment of the first annual bonus, the Highest Annual Bonus shall be deemed to be $90,000), and (B) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, the denominator of which is 365; (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) to the extent not therefore paid; and (4) any accrued vacation pay, to the extent not therefore paid (the sum of the amounts described in clauses (1), (2), (3) and (4) shall be hereinafter referred to as the "Accrued Obligations"); and

                  (ii) The Company shall pay to the Executive in a lump sum (unless Executive has elected to receive this payment in three (3) installments to take advantage of the option given under Section 8(e), in which event the first equal installment shall be made within 30 days after the Date of Termination and the next two equal installments shall be made annually thereafter) in cash within 30 days after the Date of Termination the sum of the Executive's Annual Base Salary and Highest Annual Bonus payable to the Executive from the Date of Termination to the end of the Employment Period multiplied by (A) if a Change in Control has occurred - 100%, and (B) in all other instances - 50%; and

                  (iii) For the remainder of the Employment Period, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 2(b)(vi) if the Executive's employment had not been terminated in accordance with the most favorable plans, practices, programs or policies of the Company and its affiliated companies as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility (such continuation of such benefits for the applicable period herein set forth shall be hereinafter referred to as "Welfare Benefit Continuation"). For purposes of determining eligibility (but not the time of commencement of benefits) the Executive shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period; and

                  (iv) To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or

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benefits required to be paid or provided or which the Executive and/or the
Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies as in effect generally thereafter with respect to other executives of the Company and its affiliated companies and their families (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

                  (b) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination) and the timely payment or provision of the Welfare Benefit Continuation and other Benefits.

                  (c) CAUSE, OTHER THAN FOR GOOD REASON. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive his Annual Base Salary through the Date of Termination plus Other Benefits and the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid.

                  (d) DISABILITY. If the Executive's employment shall be terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this
Section 4(d) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits as in effect at any time thereafter generally with respect to other executives of the Company and its affiliated companies and their families.

                  (e) TIME OF PAYMENT. The Company shall make all payments required by this Section 4 within the time periods provided in Sections 4(a), 4(b) and 4(c).

                  (f) NONDISCLOSURE TO MEDIA. After the Date of Termination or the end of Employment Period, the Executive agrees that he will not discuss his employment and resignation or termination (including the terms of this Agreement) with any representatives of the media, either directly or indirectly, without the written consent and approval of the Company.

         5. NON-EXCLUSIVITY OF RIGHTS. Except as provided in Sections 4(a)(iii), 4(b) and 4(c), nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any

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contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         6.       FULL SETTLEMENT; RESOLUTION OR DISPUTES.

                  (a) The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 4(a)(iii) with respect to Welfare Benefit Continuation and Section 8(a) with respect to non-competition, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof unless a court of competent jurisdiction determines that the Executive acted in bad faith in initiating the contest) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code; provided however, that the reasonableness of the fees and expenses must be determined by an independent arbitrator, using standard legal principles, mutually agreed upon by the Company and the Executive in accordance with rules set forth by the American Arbitration Association.

                  (b) If there shall be any dispute between the Company and the Executive in the event of any termination of the Executive's employment by the Company or by the Executive, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause, the Company shall pay all amounts, and provide all benefits, to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 4(a) as though such termination were by the Company without Cause or by the Executive; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this paragraph except upon receipt of an undertaking (which may be unsecured) by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

         7.       CONFIDENTIAL INFORMATION.

                  (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination

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of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or except as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 7 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

                  (b) In the event of a breach or threatened breach of this
Section 7, the Executive agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, and the Executive acknowledges that damages would be inadequate and insufficient.

                  (c) Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 7.

         8.       NON-COMPETE; NON-SOLICITATION.

                  (a) Except as is set forth below, for a period commencing on the date hereof and ending on the date either 18 or 36 months (as determined below) after the Executive ceases to be employed by the Company (the "Non-Competition Period"), the Executive shall not in the United States of America, directly or indirectly, either for himself or any other person, own, manage, control, materially participate in, invest in, permit his name to be used by, act as consultant or advisor to, render material services for (alone or in association with any person, firm, corporation or other business organization) or otherwise assist in any manner any entity that engages in or owns, invests in, manages or controls any venture or enterprise engaged in a banking business that is in actual competition with the Company (or any other business of the type that constitutes a substantial portion of the Company's business at the date the Executive ceases to be employed by the Company) (collectively, a "Competitor"); provided, however, that the restrictions set forth above shall immediately terminate and shall be of no further force or effect (i) in the event of a default by the Company in the payment of any compensation or benefits to which the Executive is entitled hereunder, which default is not cured within ten (10) days after written notice thereof, or (ii) at the election of the Executive if the Executive's employment has been terminated by the Company other than for Cause and if the Executive (A) gives written notice to the Company during the Non-Competition Period that he desires to accept employment with a Competitor; and (B) agrees that the severance payment specified in Section 4(a)(i) hereof shall be mitigated by the amount of salary and pro rata target bonus payable to the Executive by the Competitor based on the Executive's initial terms of employment and attributable to employment during the Non-Competition Period (it being understood that the amount of such mitigated severance shall be paid by the Executive to the Company in a lump-sum payment within thirty (30) days after the Executive commences employment with the Competitor and shall not be subject to subsequent adjustments based on amounts actually paid to the Executive by the Competitor). Nothing herein shall prohibit the Executive from being a passive owner of not more than 2% of the equity securities of a corporation engaged in such business which is publicly traded, so long as he has no active participation in the business of such corporation. If the Employee receives severance payments in accordance with Section

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4(a)(ii)(A) of this Agreement, then the length of the Non-Competition Period shall be 36 months. In all other instances, it shall be 18 months.

                  (b) During the Non-Competition Period, the Executive shall not, directly or indirectly, (i) induce or attempt to induce or aid others in inducing an employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and an employee of the Company except in the proper exercise of the Executive's authority, or (ii) in any way interfere with the relationship between the Company and any customer, supplier, licensee or other business relation of the Company.

                  (c) If, at the time of enforcement of this Section 8, a court shall hold that the duration, scope, area or other restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, area or other restrictions reasonable under such circumstances shall be substituted for the stated duration, scope, area or other restrictions.

                  (d) The covenants made in this Section 8 shall be construed as an agreement independent of any other provisions of this Agreement, and shall survive the termination of this Agreement. Moreover, the existence of any claim or cause of action of the Executive against the Company or any of its affiliates, whether or not predicated upon the terms of this Agreement, shall not constitute a defense to the enforcement of these covenants.

                  (e) If the Executive is subject to a thirty six (36) month Non-Competition Period, at Executive's option he may be released from the constraints in Section 8(a) upon the following terms:

                       (i) Within 15 days from the Date of Termination, Executive shall have given notice to the Company in writing of his election to receive the severance payment under Section 4(a)(ii) in three equal annual installments; and

                       (ii) Prior to 12 months from the Date of Termination, Executive shall notify the Company in writing of his election to be released from the provisions of Section 8(a) and forego additional payments under
Section 4.

         Upon receipt by the Company of such written notice and completion of a twelve (12) month Non-Competition Period, the remaining obligations of the Executive under Section 8(a) and the remaining obligations of the Company under Section 4 shall immediately terminate and be of no further force or effect.

         9. INDEMNITY. The Company will indemnify the Executive, in his capacity as an officer and director of the Company, to the fullest extent permitted by the Company's Articles of Incorporation and Bylaws.

         10.      SUCCESSORS.

                  (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and the enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.


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



         11.      MISCELLANEOUS.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         IF TO THE EXECUTIVE TO:            IF TO THE COMPANY TO:

         Bennett Brown                      CNB, Inc.
                                            201 North Marion Street

         --------------------------         Lake City, FL  32055

         --------------------------         Attention: Corporate Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  (f) Any entitlements to the Executive created under Section 2(b) shall be contract rights to the extent not prohibited by law. However, the Company shall not be required to amend, or refrain from amending, any of its plans, practices, policies and programs to so provide the contract rights.


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


         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                    CNB, Inc.



                                    By:      /s/ K.C. TROWELL
                                        -----------------------------

                                    Title:   Chairman, President and
                                             Chief Executive Officer



                                    EXECUTIVE:



                                    /s/ BENNETT BROWN
                                    ---------------------------------
                                    BENNETT BROWN











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